Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-224545) of Infinity Pharmaceuticals, Inc.,

(2)	Registration Statement (Form S-3 No. 333-209661) of Infinity Pharmaceuticals, Inc.,

(3)
Registration Statement (Form S-8 No. 333-44850) pertaining to the Infinity Pharmaceuticals, Inc. 2000 Stock Incentive Plan and the Infinity Pharmaceuticals, Inc. Employee Stock Purchase Plan (formerly named the Discovery Partners International, Inc. 2000 Stock Incentive Plan and the Discovery Partners International, Inc. Employee Stock Purchase Plan, respectively),

(4)
Registration Statement (Form S-8 No. 333-97173) pertaining to the Infinity Pharmaceuticals, Inc. 2000 Stock Incentive Plan and the Infinity Pharmaceuticals, Inc. 2000 Employee Stock Purchase Plan (formerly named the Discovery Partners International, Inc. 2000 Stock Incentive Plan and the Discovery Partners International, Inc. 2000 Employee Stock Purchase Plan, respectively),

(5)	Registration Statement (Form S-8 No. 333-138248) pertaining to the Infinity Pharmaceuticals, Inc. 2000 Stock Incentive Plan and the Infinity Pharmaceuticals, Inc. Pre-Merger Stock Incentive Plan,

(6)	Registration Statements (Form S-8 Nos. 333-145306, 333-151135, 333-156641 and 333-164207) pertaining to the Infinity Pharmaceuticals, Inc. 2000 Stock Incentive Plan,

(7)	Registration Statements (Form S-8 Nos. 333-167488 and 333-182005) pertaining to the Infinity Pharmaceuticals, Inc. 2010 Stock Incentive Plan, and

(8)
Registration Statements (Form S-8 Nos. 333-189342 and 333-205585) pertaining to the Infinity Pharmaceuticals, Inc. 2010 Stock Incentive Plan and the Infinity Pharmaceuticals, Inc. 2013 Employee Stock Purchase Plan;

of our reports dated March 14, 2019, with respect to the consolidated financial statements of Infinity Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Infinity Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) of Infinity Pharmaceuticals, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 14, 2019